Evans Bancorp Reports Fourth Quarter and 2007 Year End Results

•	Fourth quarter net interest income grows 13.7% with 70 basis point improvement in net interest margin to 4.36%

•	Net loans and leases increase 12.0% from December 31, 2006 driven by leases

•	Efficiency ratio improves 251 basis points to 65.11% from fourth quarter of 2006

•	Non-interest income represents 36.7% of total revenue in the fourth quarter of 2007

ANGOLA, NY, January 30, 2008 – Evans Bancorp, Inc. (NASDAQ: EVBN), a community bank holding company serving the Western New York market, today reported its results of operations for the fourth quarter and year ended December 31, 2007.

Net income for the fourth quarter of 2007 was $0.81 million, or $0.29 per diluted share, compared with net income of $1.16 million, or $0.43 per diluted share, in the fourth quarter of 2006. Return on average equity was 7.55% for the quarter compared with 11.81% in last year’s fourth quarter. For the year ended December 31, 2007, net income was $3.37 million, or $1.23 per diluted share, down from $4.92 million, or $1.80 per diluted share, in 2006. The return on average equity was 8.15% and 12.99% for 2007 and 2006, respectively.

When net income is adjusted for what management considers to be “non-operating” items, “net operating” income (as defined in the following supplemental non-GAAP disclosure) for the fourth quarter of 2007 declined 26.2%, or $0.33 million, from $1.24 million for last year’s fourth quarter, and diluted operating earnings per share decreased $0.12, or 26.7%, to $0.33 per share. For the year ended, net operating income was relatively flat at $5.17 million, compared to $5.18 million for 2006. Diluted net operating earnings per share for 2007 was $1.89 compared with $1.90 prior year.

David J. Nasca, president and CEO of Evans Bancorp, commented, “In spite of the turbulence in the credit markets and a flat yield curve, net operating results were flat year over year. We continue to see positive growth in loans, fee income and low-cost, high-quality core deposits. This growth lays the foundation for future earnings performance. During the fourth quarter, our allowance for loan and lease losses was increased to reflect the downgrade of a small number of commercial loans, which significantly impacted results. We believe we have sufficiently reserved for loan and lease losses given the challenging economy with which businesses are now contending. The Company remains well capitalized and has no exposure to the sub-prime mortgage difficulties that have impacted much of our industry.”

Supplemental Non-GAAP Disclosure

In accordance with U.S. generally accepted accounting principles (“GAAP”), included in the computation of net income for the three and twelve month periods ended December 31, 2007, and the three and twelve month periods ended December 31, 2006, are gains and losses on the sale of securities and amortization of intangible assets associated with acquisitions. To provide investors with greater visibility of Evans Bancorp’s operating results, Evans Bancorp uses “net operating income”, which excludes items that management believes to be non-operating in nature. Specifically, “net operating income” excludes gains and losses on the sale of securities and amortization expense of acquisition intangibles. This non-GAAP information is being disclosed because management believes that providing these non-GAAP financial measures provides investors with information useful in understanding the Company’s financial performance, its performance trends, and financial position. While the Company’s management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP, nor is it necessarily comparable with non-GAAP measures which may be presented by other companies.
See the reconciliation of net operating income and diluted net operating earnings per share to net income and diluted earnings per share in the following table.

Reconciliation of GAAP Net Income to Net Operating Income

	Three months ended			Year ended
	December 31			December 31
	2007	2006	Inc (Dec)	2007	2006	Inc (Dec)
(in thousands, except per share)
GAAP Net Income	$805	$1,162	(30.7)%	$3,368	$4,921	(31.6)%
(Gain) loss on sale of securities*	(2)	(16)		1,412	(86)
Amortization of intangibles*	114	96		394	346
Net operating income	$917	$1,242	(26.2)%	$5,174	$5,181	(0.1)%
GAAP diluted earnings per share	$0.29	$0.43	(32.6)%	$1.23	$1.80
(Gain) loss on sale of securities*	—	(0.01)		0.52	(0.03)
Amortization of intangibles*	0.04	0.03		0.14	0.13
Diluted net operating earnings per share	$0.33	$0.45	(26.7)%	$1.89	$1.90	(0.5)%

* After any tax-related effect

Allowance for Loan Loss and Asset Quality

The allowance for loan and lease losses to total loans was up 12 basis points to 1.41% at December 31, 2007 from 1.29% at the end of last year’s fourth quarter. Non-performing loans and leases to total loans and leases remained relatively unchanged at 0.22% at December 31, 2007, compared with 0.23% at the end of last year’s fourth quarter. Net charge-offs to average total loans was down slightly to 0.33% compared with 0.36% for the 2006 fourth quarter and 0.41% in the third quarter of this year.

Gary A. Kajtoch, Treasurer of Evans Bancorp, noted, “Although nonperforming loans and charge-offs were relatively flat for the quarter, as part of the regular evaluation of our loan portfolio we downgraded our internal classification of a small number of commercial loans which, we believe, have been adversely impacted by the weakened economy. We feel that as a community bank, we have the advantage of understanding our customers well enough to detect challenges in a timely manner and appropriately manage credit risk.”

Net Interest Income

Net interest income during the fourth quarter of 2007 increased to $4.37 million, up $0.52 million, or 13.7%, from $3.85 million in the fourth quarter of 2006. Total interest income for the fourth quarter of 2007 was $7.20 million, up $0.22 million, or 3.1%, from the same period last year, as a result of a $0.67 million increase in loan interest income which was somewhat offset by a $0.45 million reduction in interest income on taxable securities related to the restructuring of the Company’s balance sheet in June 2007. The yield on average earning assets was up 53 basis points to 7.18%. In addition, interest expense decreased $0.31 million, or 9.8%, to $2.83 million from $3.14 million in the fourth quarter of last year as a result of the decline in municipal time deposits stemming from the balance sheet restructuring in June.

The Company’s net interest margin for the quarter was 4.36%, up 70 basis points from last year’s fourth quarter net interest margin of 3.66%, and was up slightly from the third quarter of 2007. Greater interest free funds, including a 10.3% increase in average demand deposits, and the previously noted positive impact of the balance sheet restructuring contributed to the improvement.

Net interest income after the provision for loan and lease losses was $3.40 million in the fourth quarter of 2007, down $0.13 million, or 3.8%, from $3.53 million in the same period of 2006. The provision for loan and lease losses more than doubled to $0.97 million reflecting the additional provision taken on several loans as discussed above.

Loan Growth

Net loans increased 12.0% to $319.6 million from $285.4 million at December 31, 2006, and were up 5.2% from $303.8 at the end of the trailing quarter.

Commercial loans and leases grew $26.7 million, or 13.2% and $13.1 million, or 6.1%, from December 31, 2006 and September 30, 2007, respectively. Driving commercial loan growth from the prior year-end was a $13.3 million increase in direct financing leases. Leases with a balance of $45.1 million now comprise 13.9% of the loan portfolio. The remainder of the growth was in commercial lines of credit, installment loans, and real estate loans. Commercial loans and leases comprise approximately 70.6% of the total loan portfolio.

Consumer loans increased $8.1 million, or 9.4%, and $3.4 million, or 3.7%, when compared with December 31, 2006 and September 30, 2007, respectively. Real estate loans accounted for most of the increases.

Deposits

Total deposits declined 8.4% to $325.8 million when compared with the December 31, 2006 balance of $355.7 million and 6.2% compared with the September 30, 2007 balance of $347.2 million. A $7.8 million, or 9.1%, increase in core regular savings deposits was more than offset by the planned decline in municipal deposits. The Company completed the restructuring of its balance sheet in the fourth quarter and does not expect further run-off in its deposit portfolio.

Non-interest Income

Non-interest income, which represents 36.7% of total revenue, increased 1.5% to $2.53 million from $2.49 million in last year’s fourth quarter as strong deposit service charge income growth was somewhat offset by lower bank-owned life insurance income, gains on sales of securities, and other miscellaneous fee income. Revenue from insurance service and fees was flat for the fourth quarter at $1.3 million as expanded markets through acquisition and new accounts helped to offset the impact on premiums of a soft insurance market.

Non-interest Expense

Non-interest expense for the fourth quarter of 2007 increased 5.3% to $4.68 million from $4.44 million in the fourth quarter of 2006, due primarily to personnel and occupancy expenses associated with the Company’s newest branch office, which opened in Tonawanda, New York in December 2006.

The efficiency ratio for the fourth quarter of 2007 was 65.11%, a 251 basis point improvement when compared with the efficiency ratio of 67.62% in last year’s fourth quarter.

The effective tax rate for the fourth quarter of 2007 was 35.7%, compared to 26.5% in the fourth quarter of 2006. The increase in the effective rate was a result of the Company recording a provision for New York State alternative minimum tax.

2007 Review

Net interest income for the year was $16.68 million, an increase of $1.83 million, or 12.3%, over 2006, primarily due to growth in the Company’s higher yielding commercial loan portfolio, particularly its leasing portfolio, and demand deposits.

Net interest margin for 2007 increased 50 basis points to 4.05% compared with 3.55% in 2006.

The provision for loan and lease losses increased for the year to $1.92 million from $1.13 million in 2006. The $0.79 million increase was a result of downgrading a small number of commercial loans in the fourth quarter (discussed above), an increased level of charge-offs, as well as continued commercial loan growth, particularly the Company’s expanding lease portfolio which tends to have higher credit risk than consumer and commercial loans collateralized by real estate.

Non-interest income was $8.84 million for the year, a decrease of $1.93 million from 2006. The non-recurring loss of $2.3 million realized on the sale of securities in June 2007 was somewhat offset by growth in deposit service charges, insurance service and fees, and other fee income.

Non-interest expense was higher due to the Company’s continued investment in the restructuring and upgrading of bank operations and the opening of a new branch in December 2006.

Capital Management and Liquidity

The Company consistently maintains regulatory capital ratios at, or above, federal “well capitalized” standards. Average equity as a percentage of average assets was 9.46% in the three months ended December 31, 2007, compared to 9.47% in the three months ended September 30, 2007, and 8.39% at December 31, 2006. Book value per outstanding common share was $15.74 at December 31, 2007, compared with $15.24 at September 30, 2007, and $14.46 at December 31, 2006.

During the quarter, the Company repurchased 9,200 shares of common stock at an average price of $16.98. For the year, Evans Bancorp has repurchased 20,600 shares at an average price of $18.69.

Outlook

Mr. Nasca concluded, “Within our results you can find the progress we made in advancing the Company’s financial and operating strategies, the impact of additions to our senior management team during the year, as well as the beginning of a transition to a high-performance, service-focused community bank. Moving into 2008, we will continue to improve the sophistication of our management systems, drive accountability, and focus all of our employees on delivering customized solutions to our customers. We believe we are uniquely positioned to take advantage of opportunities afforded to a community-based financial services provider, especially with the continued consolidation and departure of community banks from our marketplace.”

About Evans Bancorp, Inc.
Evans Bancorp, Inc., a registered financial holding company under the Bank Holding Company Act of 1956, is the parent company of Evans National Bank, a commercial bank with $443 million in assets and $326 million in deposits at December 31, 2007. The Bank has 11 branches located in Western New York. Evans National Leasing, Inc., an indirect wholly-owned subsidiary of Evans National Bank is a general business equipment leasing company with customers throughout the U.S. ENB Insurance Agency, Inc. is an indirect, wholly-owned subsidiary of Evans Bancorp and provides retail and commercial property and casualty insurance through 12 agencies in the Western New York region. ENB Associates Inc., a wholly-owned subsidiary of ENB Insurance Agency, provides non-deposit investment products such as annuities and mutual funds. More information on Evans Bancorp, Inc and Evans National Bank can be found at: www.evansbancorp.com and www.evansnationalonline.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies. These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For more information contact:	-OR-
Gary A. Kajtoch Senior Vice President and Chief Financial Officer	Deborah K. Pawlowski Kei Advisors LLC
Phone: (716) 926-2000 Email: gkajtoch@evansnational.com	Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

SCHEDULES FOLLOW

EVANS BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands except share and per share data)

	Three Months Ended
	December 31,
	2007	2006
Performance ratios, annualized
Return on average total assets	0.71%	0.99%
Return on average stockholders’ equity	7.55%	11.81%
Common dividend payout ratio (TTM)	57.77%	36.61%
Efficiency ratio	65.11%	67.62%
Yield on average earning assets	7.18%	6.65%
Cost of interest-bearing liabilities	3.52%	3.57%
Net interest rate spread	3.66%	3.08%
Contribution of interest-free funds	0.70%	0.58%
Net interest margin	4.36%	3.66%
Asset quality data
Past due over 90 days and accruing	$163	$74
Nonaccrual loans and leases	$551	$588
Total non-performing loans and leases	$714	$662
Other real estate owned (ORE)	—	$40
Total non-performing assets	$714	$702
Net loan and lease charge-offs	$259	$255
Net charge-offs to average total loans and leases	0.33%	0.36%
Asset quality ratios
Non-performing loans to total loans and leases	0.22%	0.23%
Non-performing assets to total assets	0.16%	0.15%
Allowance for loan and lease losses to total loans and leases	1.41%	1.29%
Allowance for loan and lease losses to non-performing loans and leases	637.96%	564.80%
Capital ratios
Average common equity to average total assets	9.46%	8.39%
Leverage ratio	10.04%	8.86%
Tier 1 risk-based capital ratio	13.08%	12.77%
Risk-based capital ratio	14.33%	13.95%
Book value per share*	$15.74	$14.46
Common shares outstanding
Average-diluted*	2,752,697	2,730,983
Period end basic*	2,751,518	2,733,056

EVANS BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands except share and per share data)

		Years Ended
		December 31,
	2007	2006
Performance ratios, annualized
Return on average total assets	0.73%	1.05%
Return on average stockholders’ equity	8.15%	12.99%
Common dividend payout ratio (TTM)	57.77%	36.61%
Efficiency ratio	66.65%	67.37%
Yield on average earning assets	7.00%	6.35%
Cost of interest-bearing liabilities	3.61%	3.30%
Net interest rate spread	3.39%	3.05%
Contribution of interest-free funds	0.66%	0.50%
Net interest margin	4.05%	3.55%
Asset quality data
Past due over 90 days and accruing	$163	$74
Nonaccrual loans and leases	$551	$588
Total non-performing loans and leases	$714	$662
Other real estate owned (ORE)	—	$40
Total non-performing assets	$714	$702
Net loan and lease charge-offs	$1,101	$600
Net charge-offs to average total loans and leases	0.37%	0.22%
Asset quality ratios
Non-performing loans and leases to total loans and leases	0.22%	0.23%
Non-performing assets to total assets	0.16%	0.15%
Allowance for loan and lease losses to total loans and leases	1.41%	1.29%
Allowance for loan and lease losses to non-performing loans and leases	637.96%	564.80%
Capital ratios
Average common equity to average total assets	8.96%	8.34%
Leverage ratio	10.04%	8.86%
Tier 1 risk-based capital ratio	13.08%	12.77%
Risk-based capital ratio	14.33%	13.95%
Book value per share*	$15.74	$14.46
Common shares outstanding
Average-diluted*	2,743,504	2,727,331
Period end basic*	2,751,518	2,733,056

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands except share and per share data)

                                                                                                                December 31,                   December 31,
                                                                                                                    2007                           2006            Change

   ASSETS

Cash and due from banks                                                                                               $12,335                        $11,710         5.3%

Interest-bearing deposits at other banks                                                                                      269                            882   -69.5

Securities:

                       Available for sale, at fair value                                                               70,144                        133,519       -47.5

                       Held to maturity, at amortized cost                                                              2,266                          4,211       -46.2

Loans and leases, net of allowance for loan and lease losses of $4,555

                       in 2007 and $3,739 in 2006                                                                     319,556                        285,367        12.0

Properties and equipment, net                                                                                           8,366                          8,743        -4.3

Goodwill                                                                                                               10,046                         10,003        0.4

Intangible assets                                                                                                       2,507                          2,298        9.1

Bank-owned life insurance                                                                                              10,760                         10,140        6.1

Other assets                                                                                                            6,480                          7,021        -7.7
                                                                                                            -----------------             ------------------

TOTAL ASSETS                                                                                                         $442,729                       $473,894       -6.6%
                                                                                                            =================             ==================

   LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Deposits:

                       Demand                                                                                         $69,268                        $72,125       -4.0%

                       NOW                                                                                             10,141                         11,253        -9.9

                       Regular savings                                                                                 92,864                         85,084         9.1

                       Muni-vest                                                                                       24,530                         31,240       -21.5

                       Time                                                                                           129,026                        156,047       -17.3
                                                                                                            -----------------             ------------------

                       Total deposits                                                                                 325,829                        355,749        -8.4

Securities sold under agreement to repurchase                                                                           3,825                          8,954       -57.3

Other short-term borrowings                                                                                            33,980                         24,753        37.3

Other liabilities                                                                                                      10,361                          9,089        14.0

Junior subordinated debentures                                                                                         11,330                         11,330         0.0

Long-term borrowings                                                                                                   14,101                         24,476       -42.4
                                                                                                            -----------------             ------------------

                       Total liabilities                                                                              399,426                        434,351        -8.0
                                                                                                            -----------------             ------------------

CONTINGENT LIABILITIES AND COMMITMENTS

STOCKHOLDERS' EQUITY:

Common stock, $.50 par value; 10,000,000 shares authorized;

                       2,756,731 and 2,745,338  shares issued, respectively, and

                       2,751,518 and 2,733,056 shares outstanding, respectively                                         1,378                          1,373        0.4

Capital surplus                                                                                                        26,380                         26,160        0.8

Retained earnings                                                                                                      15,612                         14,196        10.0

Accumulated other comprehensive loss, net of tax                                                                           16                         (1,917)      -100.8

Less: Treasury stock, at cost (5,213 and 12,282 shares, respectively)                                                     (83)                          (269)      -69.1
                                                                                                            -----------------             ------------------

                       Total stockholders' equity                                                                      43,303                         39,543        9.5
                                                                                                            -----------------             ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                                           $442,729                       $473,894       -6.6%
                                                                                                            =================             ==================

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands except share and per share data)

	Three Months Ended December 31,
	2007	2006	Change
INTEREST INCOME
Loans and leases	$6,188	$5,515	12.2%
Interest bearing deposits at banks	64	14	357.1
Securities:
Taxable	545	1,000	-45.4
Non-taxable	404	454	-11.0

Total interest income	7,201	6,983	3.1
INTEREST EXPENSE
Deposits	2,286	2,550	-10.4
Other borrowings	319	359	-11.1
Junior subordinated debentures	224	229	-2.2

Total interest expense	2,829	3,138	-9.8

NET INTEREST INCOME	4,372	3,845	13.7
PROVISION FOR LOAN AND LEASE LOSSES	974	313	211.2

NET INTEREST INCOME AFTER
PROVISION FOR LOAN AND LEASE LOSSES	3,398	3,532	-3.8

NON-INTEREST INCOME:
Bank charges	622	482	29.0
Insurance service and fees	1,314	1,319	-0.4
Net gain on sales of securities	3	26	-88.5
Premium on loans sold	5	4	25.0
Bank-owned life insurance	152	189	-19.6
Other	433	472	-8.3

Total non-interest income	2,529	2,492	1.5

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,632	2,333	12.8
Occupancy	562	526	6.8
Supplies	68	86	-20.9
Repairs and maintenance	138	134	3.0
Advertising and public relations	81	99	-18.2
Professional services	193	236	-18.2
Amortization of intangibles	185	157	17.8
Other insurance	91	91	0.0
Other	726	780	-6.9

Total non-interest expense	4,676	4,442	5.3

INCOME BEFORE INCOME TAXES	1,251	1,582	-20.9

INCOME TAX PROVISION	446	420	6.2

NET INCOME	$805	$1,162	-30.7%

Net income per common share-basic	$0.29	$0.43	-32.6%

Net income per common share-diluted	$0.29	$0.43	-32.6%

Cash dividends per common share	-	-

Weighted average number of common shares	2,752,697	2,729,736

Weighted average number of diluted shares	2,752,697	2,730,983

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands except share and per share data)

	Years Ended December 31,
	2007	2006	Change
INTEREST INCOME
Loans and leases	$23,918	$20,405	17.2%
Interest bearing deposits at banks	317	49	546.9
Securities:
Taxable	2,919	4,209	-30.6
Non-taxable	1,683	1,881	-10.5

Total interest income	28,837	26,544	8.6
INTEREST EXPENSE
Deposits	10,054	8,979	12.0
Other borrowings	1,217	1,868	-34.9
Junior subordinated debentures	891	850	4.8

Total interest expense	12,162	11,697	4.0

NET INTEREST INCOME	16,675	14,847	12.3
PROVISION FOR LOAN AND LEASE LOSSES	1,917	1,128	69.9

NET INTEREST INCOME AFTER
PROVISION FOR LOAN AND LEASE LOSSES	14,758	13,719	7.6

NON-INTEREST INCOME:
Bank charges	2,237	1,990	12.4
Insurance service and fees	6,549	6,466	1.3
Net (loss) gain on sales of securities	(2,299)	140	-1742.1
Premium on loans sold	12	10	20.0
Bank-owned life insurance	620	554	11.9
Other	1,724	1,613	6.9

Total non-interest income	8,843	10,773	-17.9

NON-INTEREST EXPENSE:
Salaries and employee benefits	10,639	9,677	9.9
Occupancy	2,277	2,055	10.8
Supplies	295	302	-2.3
Repairs and maintenance	580	545	6.4
Advertising and public relations	369	442	-16.5
Professional services	958	838	14.3
Amortization of intangibles	641	563	13.9
Other insurance	364	347	4.9
Other	3,059	2,959	3.4

Total non-interest expense	19,182	17,728	8.2

INCOME BEFORE INCOME TAXES	4,419	6,764	-34.7

INCOME TAXES	1,051	1,843	-43.0

NET INCOME	$3,368	$4,921	-31.6%

Net income per common share-basic	$1.23	$1.81	-32.0%

Net income per common share-diluted	$1.23	$1.80	-31.7%

Cash dividends per common share	$0.71	$0.68	4.4%

Weighted average number of common shares	2,743,504	2,725,601

Weighted average number of diluted shares	2,743,504	2,727,331

EVANS BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED RATES
(Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2007			December 31, 2006
	Average	Interest		Average	Interest
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(dollars in thousands)			(dollars in thousands)
ASSETS
Interest-earning assets:
Loans and leases, net	$310,067	$6,188	7.98%	$279,441	$5,515	7.89%
Taxable securities	48,757	545	4.47%	97,360	1,000	4.11%
Tax-exempt securities	37,281	404	4.33%	42,016	454	4.32%
Federal funds sold	4,965	64	5.16%	1,507	14	3.72%

Total interest-earning assets	401,070	7,201	7.18%	420,324	6,983	6.65%

Non interest-earning assets:

Cash and due from banks	12,124			10,992
Premises and equipment, net	8,364			8,254
Other assets	29,384			29,415

Total Assets	$450,942			$468,985

LIABILITIES & STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
NOW	$10,642	$14	0.53%	$11,891	$6	0.20%
Regular savings	92,113	278	1.21%	87,254	248	1.14%
Muni-Vest savings	36,579	373	4.08%	33,692	377	4.48%
Time deposits	135,735	1,621	4.78%	161,528	1,919	4.75%
Other borrowed funds	29,341	308	4.20%	34,519	336	3.89%
Junior subordinated debentures	11,330	224	7.91%	11,330	229	8.08%
Securities sold U/A to repurchase	5,700	11	0.77%	10,934	23	0.84%

Total interest-bearing liabilities	321,440	$2,829	3.52%	351,148	$3,138	3.57%

Noninterest-bearing liabilities:
Demand deposits	76,940			69,762
Other	9,915			8,720

Total liabilities	$408,295			$429,630

Stockholders’ equity	42,647			39,355

Total Liabilities and Equity	$450,942			$468,985

Net interest earnings		$4,372			$3,845

Net yield on interest earning assets			4.36%			3.66%

Interest rate spread			3.66%			3.08%

EVANS BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED RATES
(Unaudited)

	Year Ended			Year Ended
	December 31, 2007			December 31, 2006
	Average	Interest		Average	Interest
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(dollars in thousands)			(dollars in thousands)
ASSETS
Interest-earning assets:
Loans and leases, net	$297,905	$23,918	8.03%	$268,538	$20,405	7.60%
Taxable securities	68,453	2,919	4.26%	104,368	4,209	4.03%
Tax-exempt securities	38,923	1,683	4.32%	44,044	1,881	4.27%
Federal funds sold	6,448	317	4.92%	1,097	49	4.47%

Total interest-earning assets	411,729	28,837	7.00%	418,047	26,544	6.35%

Non interest-earning assets:

Cash and due from banks	11,454			12,066
Premises and equipment, net	8,568			8,194
Other assets	29,566			29,022

Total Assets	$461,317			$467,329

LIABILITIES & STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
NOW	$11,014	$33	0.30%	$11,767	$22	0.19%
Regular savings	88,685	1,061	1.20%	88,522	926	1.05%
Muni-Vest savings	39,840	1,696	4.26%	36,301	1,550	4.27%
Time deposits	149,578	7,264	4.86%	151,530	6,481	4.28%
Other borrowed funds	29,655	1,164	3.93%	46,304	1,800	3.89%
Junior subordinated debentures	11,330	891	7.86%	11,330	850	7.50%
Securities sold U/A to repurchase	6,694	53	0.79%	8,493	68	0.80%

Total interest-bearing liabilities	336,796	$12,162	3.61%	354,247	$11,697	3.30%

Noninterest-bearing liabilities:
Demand deposits	73,577			67,046
Other	9,609			8,153

Total liabilities	$419,982			$429,446

Stockholders’ equity	41,335			37,883

Total Liabilities and Equity	$461,317			$467,329

Net interest earnings		$16,675			$14,847

Net yield on interest earning assets			4.05%			3.55%

Interest rate spread			3.39%			3.05%